EXHIBIT 5.1


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                                       November 20, 1997

Pre-Paid Legal Services, Inc.
321 East Main Street
Ada, Oklahoma 74820

         Re:  Pre-Paid Legal Services, Inc. - Registration Statement on Form S-3

Ladies and Gentlemen:

       We have acted as counsel to Pre-Paid Legal Services, Inc. (the "Company") in connection with the potential sale by the Company and a selling shareholder ("Selling Shareholder") of up to an aggregate of 200,000 shares of common stock, $.01 par value per share ("Common Stock"), pursuant to the Company's Associate Investment Club Stock Purchase Plan (the "Plan"). We understand that a Registration Statement on Form S-3 (the "Registration Statement") will be filed with the Securities and Exchange Commission on or about November , 1997. You have requested our opinion as to certain matters in connection with the Registration Statement.

       We have examined, and are familiar with, the originals or copies, the authenticity of which have been established to our satisfaction, of all documents and other instruments we have deemed necessary to express the opinions hereinafter set forth. We have assumed the accuracy and completeness of such documents and instruments and of the information contained therein.

       Based on the foregoing, and upon consideration of applicable law, it is our opinion that:

       1. The shares of Common Stock that may be issued by the Company pursuant to the Plan as described in the Registration Statement have been duly and validly authorized for issuance and such shares, when issued by the Company and sold to the Plan as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

       2. The shares of Common Stock that may be sold by the Selling Shareholder pursuant to the Plan as described in the Registration Statement are validly issued, fully paid and nonassessable.

       We hereby consent to the use of this opinion as an exhibit to the above-captioned Registration Statement and to the reference to this firm in the Registration Statement and the Prospectus included therein under the heading "Legal Matters."


                                                   Respectfully submitted,

                                                   CROWE & DUNLEVY
                                                   A PROFESSIONAL CORPORATION


                                                   By: /s/ J. BRADFORD HAMMOND
                                                       J. Bradford Hammond